UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	October 11, 2005

TSLC I, Inc.

(Exact name of registrant as specified in its charter

Florida (State or other jurisdiction of incorporation)	0-23161 (Commission File Number)	59-3424305 (IRS Employer ID Number)

2701 N. Rocky Point Drive, Suite 83, Tampa, FL	33607

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(813) 286-2700

4902 W. Waters Avenue
Tampa, FL 33634

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On October 11, 2005, TSLC I, Inc., successor to Tropical Sportswear Int'l, Inc., by and through the Liquidating Trustee of the TSLC I, Inc. Creditors Liquidation Trust (the "Company") as a defendant in that certain securities litigation pending in the U.S. District Court for the Middle District of Florida (the "District Court"), initiated by Richard R. Reina on behalf of himself and all other similarly situated shareholders, case number 8:03-CV-1958-T-23TGW (the "Shareholders' Action") agreed to negotiate a settlement agreement providing for a global settlement of Shareholders' Action. The text of the press release is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired: Not applicable

(b) Pro forma financial statements: Not applicable

(c) Exhibits: 99.1 Press Release dated October 14, 2005.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSLC I, Inc. BY: TSLC I, Inc. Creditors Liquidation Trust By: /s/ Gary W. Burns Name: Gary W. Burns Title: Liquidating Trustee

Dated: October 14, 2005